                                                                      EXHIBIT 99

                      [ARY, EARMAN and ROEPCKE LETTERHEAD]

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Plan Administrator of The Limited,
Inc. Savings and Retirement Plan:

        We have audited the accompanying statements of net assets available for benefits of The Limited, Inc. Savings and Retirement Plan as of December 31, 1994 and 1993, and the related statements of changes in net assets available for benefits for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1994 and 1993, and the changes in net assets available for benefits for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.


                                                /s/ ARY, EARMAN and ROEPCKE
                                                -------------------------------
Columbus, Ohio
March 29, 1995.

                THE LIMITED, INC. SAVINGS AND RETIREMENT PLAN
                STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                              DECEMBER 31, 1994

                                                                  Limited             Fixed
                                                   TOTAL         Stock Fund        Income Fund       Indexed Fund      World Fund
                                               ------------     ------------       ------------      ------------     ------------
ASSETS
Investments, at Fair Value:
    Determined by Quoted Market Price
       Common Stock of The Limited, Inc.
          (Cost $31,473,031)                   $ 74,213,936     $ 74,213,936       $       -         $       -        $       -
       Vanguard Indexed Mutual Fund
          (Cost $21,363,025)                     22,393,334             -                  -           22,393,334             -
       Vanguard World Mutual Fund
          (Cost $16,934,527)                     17,568,066             -                  -                 -          17,568,066
    Determined By Contract Value:
           Guaranteed Investment Contracts:
          Vanguard Investment Contract Trust     54,831,553             -            54,831,553              -                -
          Metropolitan Life Insurance            12,983,134             -            12,983,134              -                -
    Temporary Investments (Cost
       Approximates Fair Value)                      38,054           10,693             21,013             3,000            3,348
                                               ------------     ------------       ------------      ------------     ------------
          Total Investments                     182,028,077       74,224,629         67,835,700        22,396,334       17,571,414

Contribution Receivable from Employers           16,899,542        2,706,921          8,659,768         3,198,332        2,334,521
Receivable from Employers for Withheld
    Participants' Contributions                     936,072          147,762            351,168           264,962          172,180
Due from Brokers                                  1,406,791        1,406,791               -                 -                -
Interfund Transfers                                    -            (916,433)           408,641           456,929           50,863
Accrued Interest and Dividends                        2,622            1,287                771               291              273
Other Assets                                            412             -                  -                 -                 412
                                               ------------     ------------       ------------      ------------     ------------
          Total Assets                          201,273,516       77,570,957         77,256,048        26,316,848       20,129,663

LIABILITIES

Administrative Fees Payable                         372,240          161,033            134,051            43,429           33,727
                                               ------------     ------------       ------------      ------------     ------------
NET ASSETS AVAILABLE FOR BENEFITS              $200,901,276     $ 77,409,924       $ 77,121,997      $ 26,273,419     $ 20,095,936
                                               ============     ============       ============      ============     ============

    The accompanying notes are an integral part of this financial statement.

                 THE LIMITED, INC. SAVINGS AND RETIREMENT PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                               DECEMBER 31, 1993

                                                                 Limited         Fixed
                                                    TOTAL       Stock Fund    Income Fund    Indexed Fund    World Fund
                                                ------------   ------------   ------------   ------------   ------------
ASSETS
Investments, at Fair Value:
    Determined by Quoted Market Price
       Common Stock of The Limited, Inc.
          (Cost $28,548,294)                    $ 76,924,612   $ 76,924,612   $       -      $       -      $       -
       Vanguard Indexed Mutual Fund
          (Cost $15,690,019)                      17,288,449           -              -        17,288,449           -
       Vanguard World Mutual Fund
          (Cost $13,532,146)                      13,799,287           -              -              -        13,799,287
    Determined By Contract Value:
       Guaranteed Investment Contracts:
          Vanguard Investment Contract Trust      46,129,637           -        46,129,637           -              -
          Metropolitan Life Insurance             11,929,738           -        11,929,738           -              -
          John Hancock Life Insurance              1,693,809           -         1,693,809           -              -
    Temporary Investments (Cost
       Approximates Fair Value)                      351,056          2,390        312,905         17,880         17,881
                                                ------------   ------------   ------------   ------------   ------------

          Total Investments                      168,116,588     76,927,002     60,066,089     17,306,329    13,817,168

Contribution Receivable from Employers            16,654,367      2,961,061      8,853,901      2,637,242      2,202,163
Receivable from Employers for Withheld
    Participants' Contributions                      884,649        111,468        381,942        227,114        164,125
Due from Brokers                                     531,601        531,601           -              -              -
Interfund Transfers                                     -          (856,847)       373,730        340,564        142,553
Accrued Interest and Dividends                         1,373            621            358            143            251
Other Assets
                                                         780           -               368           -               412
                                                ------------   ------------   ------------   ------------   ------------

          Total Assets                           186,189,358     79,674,906     69,676,388     20,511,392     16,326,672
                                                ------------   ------------   ------------   ------------   ------------
LIABILITIES

Other Liabilities                                      1,218          1,218             -            -              -
Administrative Fees Payable                          699,365        320,641        249,463         71,876         57,385
                                                ------------   ------------   ------------   ------------   ------------

          Total Liabilities                          700,583        321,859        249,463         71,876         57,385
                                                ------------   ------------   ------------   ------------   ------------

NET ASSETS AVAILABLE FOR BENEFITS               $185,488,775   $ 79,353,047   $ 69,426,925   $ 20,439,516   $ 16,269,287
                                                ============   ============   ============   ============   ============



    The accompanying notes are an integral part of this financial statement.

                 THE LIMITED, INC. SAVINGS AND RETIREMENT PLAN

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                      FOR THE YEAR ENDED DECEMBER 31, 1994


                                                            Limited         Fixed
                                               Total       Stock Fund    Income Fund    Indexed Fund      World Fund
                                           ------------   ------------   ------------   ------------     ------------
Investment Income:
    Increase (Decrease) in Net
       Unrealized Appreciation             $  1,716,786   $  1,918,510   $       -      $   (568,121)    $    366,397
    Realized Gain on Sale of Securities       3,033,768      2,781,458           -           206,695           45,615
    Interest                                  4,123,855          9,181      4,110,632          2,223            1,819
    Dividends                                 1,575,897      1,575,897           -              -                -
    Mutual Funds' Earnings                      864,642           -              -           661,477          203,165
                                           ------------   ------------   ------------   ------------     ------------
       Total Investment Income               11,314,948      6,285,046      4,110,632        302,274          616,996
                                           ------------   ------------   ------------   ------------     ------------
Contributions:
    Employers                                23,236,673      4,220,346     11,221,074      4,509,396        3,285,857
    Participants                             10,745,605      2,466,228      3,919,556      2,532,832        1,826,989
                                           ------------   ------------   ------------   ------------     ------------
       Total Contributions                   33,982,278      6,686,574     15,140,630      7,042,228        5,112,846
                                           ------------   ------------   ------------   ------------     ------------
Transfer of Participants' Account
    Balances to Former Affiliate's Plan         (37,482)           (14)       (37,468)          -                -
                                           ------------   ------------   ------------   ------------     ------------

Interfund Transfers                                -        (1,149,559)       231,825        879,225           38,509
                                           ------------   ------------   ------------   ------------     ------------

Administrative Expense                         (755,565)      (335,032)      (270,359)       (84,273)         (65,901)
                                           ------------   ------------   ------------   ------------     ------------

Benefits to Participants                    (29,091,678)   (13,430,138)   (11,480,188)    (2,305,551)      (1,875,801)
                                           ------------   ------------   ------------   ------------     ------------

Increase (Decrease) in Net Assets
    Available for Benefits                   15,412,501     (1,943,123)     7,695,072      5,833,903        3,826,649

Beginning Net Assets Available for
    Benefits                                185,488,775     79,353,047     69,426,925     20,439,516       16,269,287
                                           ------------   ------------   ------------   ------------     ------------

Ending Net Assets Available for Benefits   $200,901,276   $ 77,409,924   $ 77,121,997   $ 26,273,419     $ 20,095,936
                                           ============   ============   ============   ============     ============


    The accompanying notes are an integral part of this financial statement.

                 THE LIMITED, INC. SAVINGS AND RETIREMENT PLAN

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                      FOR THE YEAR ENDED DECEMBER 31, 1993

                                                            Limited          Fixed
                                              Total        Stock Fund     Income Fund      Indexed Fund     World Fund
                                          ------------    ------------    ------------     ------------    ------------
Investment Income:
    Increase (Decrease) in Net
       Unrealized Appreciation            $(51,165,802)   $(51,222,621)   $       -        $    537,811    $   (480,992)
    Realized Gain on Sale of Securities      4,073,977       3,367,169            -             636,926          69,882
    Interest                                 4,439,846           6,689       4,429,569            1,880           1,708
    Dividends                                1,783,025       1,783,025            -                -               -
    Mutual Funds' Earnings                     657,135            -               -             464,994         192,141
                                          ------------    ------------    ------------     ------------    ------------

       Total Investment Income (Loss)      (40,211,819)    (46,065,738)      4,429,569        1,641,611        (217,261)
                                          ------------    ------------    ------------     ------------    ------------

Contributions:
    Employers                               23,371,564       5,561,152      11,270,178        3,496,942       3,043,292
    Participants                            10,428,961       3,098,271       3,790,368        1,934,509       1,605,813
                                          ------------    ------------    ------------     ------------    ------------

       Total Contributions                  33,800,525       8,659,423      15,060,546        5,431,451       4,649,105
                                          ------------    ------------    ------------     ------------    ------------

Transfer of Participants' Account
    Balances from Affiliated Plans           1,140,371            -            514,198          422,367         203,806
                                          ------------    ------------    ------------     ------------    ------------

Transfer of Participants' Account
    Balances to Former Affiliate's Plan    (20,815,838)     (5,390,244)    (10,483,032)      (3,227,343)     (1,715,219)
                                          ------------    ------------    ------------     ------------    ------------

Interfund Transfers                               -         (4,461,978)      1,028,778        3,401,455          31,745
                                          ------------    ------------    ------------     ------------    ------------

Administrative Expense                        (752,234)       (354,091)       (261,967)         (75,921)        (60,255)
                                          ------------    ------------    ------------     ------------    ------------

Benefits to Participants                   (39,043,060)    (20,796,573)    (13,029,735)      (2,847,422)     (2,369,330)
                                          ------------    ------------    ------------     ------------    ------------

Increase (Decrease) in Net Assets
    Available for Benefits                 (65,882,055)    (68,409,201)     (2,741,643)       4,746,198         522,591

Beginning Net Assets Available for
    Benefits                               251,370,830     147,762,248      72,168,568       15,693,318      15,746,696
                                          ------------    ------------    ------------     ------------    ------------

Ending Net Assets Available for Benefits  $185,488,775    $ 79,353,047    $ 69,426,925     $ 20,439,516    $ 16,269,287
                                          ============    ============    ============     ============    ============


    The accompanying notes are an integral part of this financial statement.

                 THE LIMITED, INC. SAVINGS AND RETIREMENT PLAN

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                      FOR THE YEAR ENDED DECEMBER 31, 1992

                                                          Limited          Fixed                                          Balanced
                                            Total        Stock Fund     Income Fund     Indexed Fund     World Fund         Fund
                                        ------------    ------------    ------------    ------------    ------------    ------------
Investment Income:
    Increase (Decrease) in Net
      Unrealized Appreciation          $(35,113,811)   $(30,558,791)   $       -       $  1,040,860    $    740,430    $ (6,336,310)
    Realized Gain on Sale of
      Securities                         14,724,409      14,621,430            -             76,279          26,700            -
    Master Trusts' Earnings               5,079,699            -            410,088            -               -          4,669,611
    Interest                              3,339,282          20,979       3,317,745             273             285            -
    Dividends                             1,656,283       1,656,283            -               -               -               -
    Mutual Funds' Earnings                  569,200            -               -            336,311         232,889            -
                                        ------------    ------------    ------------    ------------    ------------    ------------

       Total Investment Income (Loss)    (9,744,938)    (14,260,099)      3,727,833       1,453,723       1,000,304      (1,666,699)
                                        ------------    ------------    ------------    ------------    ------------    ------------

Contributions:
    Employers:
       Cash                              21,629,777       6,331,664      10,291,305       2,211,975       2,391,300         403,533
       The Limited, Inc. Common Stock     2,252,884       2,252,884            -               -               -               -
    Participants                          9,745,785       3,664,723       3,776,604         846,944         877,007         580,507
                                        ------------    ------------    ------------    ------------    ------------    ------------

       Total Contributions               33,628,446      12,249,271      14,067,909       3,058,919       3,268,307         984,040
                                        ------------    ------------    ------------    ------------    ------------    ------------

Transfer of Participants' Account
    Balances from Affiliated Plans      121,306,985      61,642,002      12,602,071            -               -         47,062,912
                                        ------------    ------------    ------------    ------------    ------------    ------------

Interfund Transfers                            -         (4,110,765)     46,737,477      12,081,798      12,305,257     (67,013,767)
                                        ------------    ------------    ------------    ------------    ------------    ------------

Administrative Expense                     (386,007)       (225,205)       (113,686)        (23,692)        (23,424)           -
                                        ------------    ------------    ------------    ------------    ------------    ------------

Benefits to Participants                (43,518,434)    (29,018,749)    (12,495,636)       (877,430)       (803,748)       (322,871)
                                        ------------    ------------    ------------    ------------    ------------    ------------

Increase (Decrease) in Net Assets
    Available for Benefits              101,286,052      26,276,455      64,525,968      15,693,318      15,746,696     (20,956,385)

Beginning Net Assets Available for
    Benefits                            150,084,778     121,485,793       7,642,600            -               -         20,956,385
                                        ------------    ------------    ------------    ------------    ------------    ------------

Ending Net Assets Available for
    Benefits                            $251,370,830    $147,762,248    $ 72,168,568    $ 15,693,318    $ 15,746,696    $       -
                                        ============    ============    ============    ============    ============    ============


    The accompanying notes are an integral part of this financial statement.

                  THE LIMITED, INC. SAVINGS AND RETIREMENT PLAN

                          NOTES TO FINANCIAL STATEMENTS

(1)      DESCRIPTION OF THE PLAN

         General

         The Limited, Inc. Savings and Retirement Plan (the "Plan"), formerly The Limited Stores Savings and Retirement Plan, is a defined contribution plan covering certain employees of The Limited, Inc. and its affiliates (the "Employers") who are at least 21 years of age and have completed 1,000 or more hours of service during their first consecutive twelve months of employment or any calendar year beginning in or after their first consecutive twelve months of employment. Certain employees of the Employers, who are covered by a collective bargaining agreement, are not eligible to participate in the Plan. At December 31, 1994, there were 20,891 participants in the Plan.

         Effective January 1, 1992, the plans of affiliates, except Fulcrum
              Management Group Savings and Retirement Plan, were merged and all assets and liabilities of the affiliate plans were pooled into the Plan. Effective January 1, 1993, the Fulcrum Management Group Savings and Retirement Plan was merged into the Plan.

         On August 31, 1993, The Limited, Inc. sold 60% of its interest in
              Brylane, Inc. and transferred the assets and liabilities allocated to the employees of Brylane, Inc. and its affiliates to the Brylane L.P. Savings and Retirement Plan.

         The following description of the Plan provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) as amended.

         Amendments

         Effective January 1, 1992, the Plan was amended and restated to, among other things, (1) change the sponsorship of the Plan to the Limited Service Corporation from The Limited, Inc., (2) rename the Plan to The Limited, Inc. Savings and Retirement Plan from The Limited Stores Savings and Retirement Plan and (3) change the Employers' retirement contributions as noted under "Employer Contributions" below.

         Effective April 1, 1992, the Plan was amended and restated to, among other things, (1) allow participants to change investment directions quarterly and in 1% increments from semi-annually and 10%, (2) allow participants to direct the investment of the Employers' retirement contribution and (3) allow the payment of benefits as noted under "Payment of Benefits" below.

         Contributions

         Employer Contributions:

         The Employers may provide a non-service related retirement contribution of 4% of annual compensation up to the Social Security wage base and 7% of annual compensation after that and a service related retirement contribution of 1% of annual compensation for participants who have completed five or more years of vesting service as of the last day of the Plan year. Participants who complete 500 hours of service during the Plan year and are participants on the last day of the Plan year are eligible. The annual compensation of each participant taken into account under the Plan is limited to the maximum amount permitted under Section 401(a)(17) of the Internal Revenue Code. The annual compensation limit for the Plan year ended December 31, 1994, was $150,000. Prior to the amendments effective January 1, 1992 there was no service related retirement contribution.

         The Employers may provide a matching contribution of 100% of the participant's voluntary contributions up to 3% of the participant's total annual compensation.

         Participant Voluntary Contributions:

         A participant may elect to make a voluntary tax-deferred contribution of 1% to 6% of his or her annual compensation up to the maximum permitted under Section 402(g) of the Internal Revenue Code adjusted annually ($9,240 at December 31, 1994). This voluntary tax-deferred contribution may be limited by Section 401(k) of the Internal Revenue Code.

         A participant earning annually more than $66,000, $64,245 and $62,345, for the years ended December 31, 1994, 1993 and 1992, respectively, may be limited to voluntary contributions to the Plan of less than 6% due to requirements of Section 401(k) of the Internal Revenue Code based on the current levels of participant voluntary contributions.

         Vesting

         A participant is fully and immediately vested for voluntary and rollover contributions. A summary of vesting percentages in the Employers' contributions follows:


Years of Vested Service                                  Percentage
- -----------------------                                  ----------
  Less than 3 years                                            0%
  3 years                                                     20
  4 years                                                     40
  5 years                                                     60
  6 years                                                     80
  7 years                                                    100


         Payment Of Benefits

         The full value of participants' accounts becomes payable upon retirement, disability, or death. Upon termination of employment for any other reason participants' accounts, to the extent vested, become payable. Those participants with vested account balances greater than $3,500 have the option of leaving their accounts invested in the Plan until age 65. All benefits will be paid as a lump-sum distribution. Those participants holding greater than 100 shares of Employer Securities will be distributed the shares. Prior to the amendment effective April 1, 1992, participants had the option of receiving cash in lieu of shares. Effective January 1, 1993, participants have the option of having their benefit paid directly to an eligible retirement plan specified by the participant.

         A participant who is fully vested in his or her account and who has participated in the Plan for at least five years may obtain an in-service withdrawal from their account based on the percentage amounts designated by the Plan. A participant may also request a hardship distribution due to an immediate and heavy financial need based on the terms of the Plan.

         Amounts Allocated Participants Withdrawn from the Plan

         The vested portion of net assets available for benefits allocated to participants withdrawn from the plan as of December 31, 1994 and 1993, is set forth below:



                                                                               Fixed
                                                             Limited           Income           Indexed           World
                                             Total          Stock Fund          Fund              Fund             Fund
                                          ----------        ----------       ----------        ----------      -----------
         December 31, 1994                $3,894,855        $1,796,254       $1,321,029        $  452,849       $  324,723

         December 31, 1993                $2,746,868        $  964,773       $1,332,112        $  280,308       $  169,675


         Forfeitures

         Forfeitures are used to reduce the Employers' required contributions.
              In 1994, 1993 and 1992, forfeitures utilized amounted to $3,851,243, $2,362,621 and $2,937,347, respectively.

         Expenses and Unallocated Earnings

         Administrative expenses of the Plan may be paid from the Plan unless the Employers elect to pay such expenses. Prior to July 1, 1992, expenses of the Plan were paid by the Employers. Since July 1, 1992, the Plan has been paying these expenses from earnings not allocated to participants' accounts. Unallocated earnings being held as of December 31, 1994 and 1993 are set forth below:


                                                             Limited          Fixed
                                                              Stock           Income            Indexed          World
                                            Total             Fund             Fund              Fund             Fund
                                          --------          --------         --------          --------        ---------
         December 31, 1994                $354,505          $ 93,066         $146,831          $ 52,607         $ 62,001

         December 31, 1993                $974,367          $402,278         $289,298          $149,361         $133,430



         Tax Determination

         The Plan obtained its latest determination letter on January 30, 1995, in which the Internal Revenue Service stated that the Plan, as amended and restated January 11, 1992 and April 1, 1992, was in compliance with the applicable requirements of the Internal Revenue Code. Accordingly, the following Federal income tax rules will apply to the Plan:

                  Voluntary tax-deferred contributions made under the Plan by a participant and contributions made by the Employers to participant accounts are generally not taxable until such amounts are distributed.

                  The participants are not subject to Federal income tax on interest, dividends, or gains in their particular accounts until distributed.

         The foregoing is only a brief summary of certain tax implications and applies only to Federal tax regulations currently in effect.

(2)      SUMMARY OF ACCOUNTING POLICIES

         The Plan's financial statements are prepared on the accrual basis of accounting. Assets of the Plan are valued at fair value. If available, quoted market prices are used to value investments. The amounts for investments that have no quoted market price are shown at their estimated fair value, which is determined based on yields equivalent for such securities or for securities of comparable maturity, quality, and type as obtained from market makers. Guaranteed investment contracts issued by insurance companies are valued at contract value. Contract value represents contributions made under the contract, and interest at the contract rate, less Plan withdrawals and administration expenses charged by the insurance companies.

         Realized gains or losses on the distribution or sale of securities represent the difference between the average cost of such securities held and the fair value on the date of distribution or sale.

         INVESTMENTS

         Net unrealized appreciation, equal to the difference between cost and fair value of all investments held at the applicable valuation dates, is recognized in determining the value of each fund. The unrealized appreciation as of December 31, 1994, 1993 and 1992 follows:


                                                            Limited             Fixed              Indexed
                                          Total            Stock Fund        Income Fund             Fund             World Fund
                                      ------------        ------------       -----------         -----------         ------------
         December 31, 1994            $ 44,404,753        $ 42,740,905       $       -           $ 1,030,309         $    633,539

         December 31, 1993            $ 50,241,889        $ 48,376,318       $       -           $ 1,598,430         $    267,141

         December 31, 1992            $119,696,266        $117,914,976       $       -           $ 1,040,860         $    740,430

         The Following is a summary of the net gain on securities sold during the periods ended December 31, 1994, 1993 and 1992:

                                                   Limited              Fixed             Indexed
                                Total            Stock Fund         Income Fund            Fund             World Fund
                             -----------         -----------        -----------         -----------         -----------
Period Ended
December 31, 1994

  Proceeds                   $26,357,549         $ 4,926,530        $14,779,530         $ 3,511,736         $ 3,139,753
  Cost                        23,323,781           2,145,072         14,779,530           3,305,041           3,094,138
                             -----------         -----------        -----------         -----------         -----------
  Net Realized Gain          $ 3,033,768         $ 2,781,458        $      -            $   206,695         $    45,615
                             ===========         ===========        ===========         ===========         ===========

Period Ended
December 31, 1993

Proceeds                   $47,420,114         $ 4,627,603        $29,287,560         $ 7,187,529         $ 6,317,422
Cost                        43,346,137           1,260,434         29,287,560           6,550,603           6,247,540
                           -----------         -----------        -----------         -----------         -----------
Net Realized Gain          $ 4,073,977         $ 3,367,169        $      -            $   636,926         $    69,882
                           ===========         ===========        ===========         ===========         ===========

Period Ended
December 31, 1992

Proceeds                   $33,651,152         $17,863,464        $13,045,550         $ 1,662,911         $ 1,079,227
Cost                        18,926,743           3,242,034         13,045,550           1,586,632           1,052,527
                           -----------         -----------        -----------         -----------         -----------
Net Realized Gain          $14,724,409         $14,621,430        $      -            $    76,279         $    26,700
                           ===========         ===========        ===========         ===========         ===========


         Contributions under the Plan are invested in one of four investment funds: (1) The Limited Stock Fund, consisting of common stock of The Limited, Inc., a Delaware corporation (the "Issuer") and parent company of the Employers, (2) the Fixed Income Fund, which is invested in the Vanguard Investment Contract Trust and other guaranteed investment contracts issued by insurance companies, (3) the Indexed Fund, which is invested in the Vanguard Indexed Fund, and (4) the World Fund, which is invested in the Vanguard World Fund.

         Prior to April 1, 1992, the Fixed Fund was invested through a master trust consisting of guaranteed investment contracts issued by insurance companies and the Plan provided for a Balanced Fund, which was invested through a master trust consisting of stocks, bonds, notes, investment contracts, cash and cash equivalents. Effective April 1, 1992, the Balanced Fund was eliminated as an investment election when the Indexed and World Funds were offered.

         Participants' voluntary and Employers' contributions may be invested in any one or more of the funds, at the election of the participant. There are 5,968 participants in the Limited Stock Fund, 14,570 in the Fixed Income Fund, 4,657 in the Indexed Fund, and 3,886 in the World Fund at December 31, 1994.

         The Balanced Fund was held in The Limited, Inc. Balanced Fund Master Trust (the "Balanced Fund Trust") along with other balanced funds of other employee benefit plans of the Employers' affiliates. Effective April 1, 1992, the Balanced Fund Trust was terminated with the assets being sold and cash distributed to the participating plans. The Plan's participation in the Balanced Fund Trust assets was based on fair value and monthly earnings in the Balanced Fund Trust were allocated based on the respective Plan's investment as of the 15th of the month.

         The Fixed Income Fund was held in The Limited Fixed Income Fund Master Trust (the "Fixed Income Fund Trust") along with other fixed income funds of other employee benefit plans of the Employers' affiliates. Effective April l, 1992, the Fixed Income Fund Trust was terminated and the assets distributed to the respective participating plans. The Plan's participation in the Fixed Income Fund Trust assets was based on fair value and monthly earnings in the Fixed Income Fund Trust were allocated based on the respective Plan's investment as of the 15th of the month in each of the investment pools within the Fixed Income Fund Trust.

(4)      PLAN ADMINISTRATION

         The Plan is administered by a Committee, the members of which are appointed by the Board of Directors of the Employers.

(5)      PLAN TERMINATION

         Although the Employers have not expressed any intent, the Employers have the right under the Plan to discontinue their contributions at any time. The Limited, Inc. has the right any time, by action of its Board of Directors, to terminate the Plan subject to provisions of ERISA. Upon Plan termination or partial termination, participants will become fully vested in their accounts.